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                                                                     Exhibit 4.5
                                ESCROW AGREEMENT

            This ESCROW AGREEMENT (this "Agreement"), dated as of August 19, 1997, among The Bank of New York, as escrow agent (in such capacity, "Escrow Agent"), The Bank of New York, as Trustee (in such capacity, "Trustee") under the Indenture (as defined herein), and Hermes Europe Railtel B.V., a Netherlands limited company ("Company").

                               R E C I T A L S :

            A. Pursuant to the Indenture, dated as of August 19, 1997 (the "Indenture"), between Company and Trustee, Company is issuing $265,000,000 aggregate principal amount of its 1l 1/2% Senior Notes due 2007 (the "Series A Securities") and authorizing the issuance of 1l 1/2% Senior Notes due 2007, Series B (the "Series B Securities," and together with the Series A Securities, the "Securities").

            B. As security for its obligations under the Securities and the Indenture, Company hereby grants to Escrow Agent, for the benefit of Trustee, any predecessor Trustee under the Indenture and the holders of the Securities, a security interest in and lien upon the Escrow Account (as defined herein).

            C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account and released from the security interest and lien described above.

                                A G R E E M E N T

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Defined Terms. All terms used but not defined herein shall have the meanings ascribed to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

            "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled
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by or is under common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applied" means that disbursed funds have been applied (i) to the payment of interest on the Securities, (ii) pursuant to Section 3(c), or
(iii) pursuant to Section 6(b)(iii) hereof.

            "Available Funds" means, at any date, (A) the sum of (i) the Pledged Securities and any funds or Cash Equivalents (ii) interest earned or dividends paid on the Pledged Securities and any funds or Cash Equivalents, less (B) the aggregate disbursements made prior to such date pursuant to this Agreement.

            "Beneficiaries" see Section 2(b).

            "Cash Equivalents" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the Equivalents thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition.

            "Collateral" see Section 6(a).

            "Escrow Account" shall mean the escrow account established pursuant to Section 2.

            "Escrow Account Statement" see Section 2(f).

            "Escrow Funds" see Section 6(c).
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            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations the full faith and credit of the United States is pledged.

            "Initial Escrow Amount" shall mean $56.6 million.

            "Interest" has, other than for purposes of Section 2(d)(v), the meaning set forth in the Indenture.

            "Interest Payment Date" means February 15 and August 15 of each year, commencing on February 15, 1998 until the Securities are paid in full.

            "Payment Notice and Disbursement Request" means a notice sent by Company to Escrow Agent requesting a disbursement of funds from the Escrow Account, in substantially the form of Exhibit A hereto. Each Payment Notice and Disbursement Request shall be signed by an officer of Company.

            "Pledged Securities" means the Government Securities, as more fully described on Schedule I attached hereto, purchased by the Escrow Agent with a portion of the net proceeds from the offering of the Notes and deposited into the Escrow Account. The scheduled payments of principal and interest on the Pledged Securities will be sufficient to provide for the payment in full of the interest due on the Notes on the first four scheduled Interest Payment Dates commencing February 15, 1998 and ending August 15, 1999.

            "Secured Obligations" see Section 6(a).

            2. Escrow Account; Escrow Agent.

            (a) Appointment of Escrow Agent. Company and Trustee hereby appoint Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

            (b) Establishment of Escrow Account.

            (i) On the Issue Date, Escrow Agent shall establish an escrow account entitled the "Escrow Account pledged by Hermes Europe Railtel B.V. to The Bank of New York, as Trustee" (the "Escrow Account") at its office located at 101 Barclay Street, New York, New York 10286. The Escrow Account shall be "securities account" as such term is defined in Section 8-501(a) of the 1994 Official Text of Article 8 of the Uniform
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Commercial Code with conforming amendments to Article 9 (the "Revised UCC"). All funds, including the Initial Escrow Amount, Pledged Securities and any Cash Equivalents accepted by Escrow Agent pursuant to this Agreement shall be held for the exclusive benefit of Trustee, any predecessor Trustee under the Indenture and holders of the Securities, as secured parties hereunder (collectively, the "Beneficiaries"). All such funds shall be held in the Escrow Account until disbursed or paid in accordance with the terms hereof. The Escrow Account and all funds held therein, including the Initial Escrow Amount, the Pledged Securities and any Cash Equivalents held by Escrow Agent shall be under the sole dominion and control of Escrow Agent for the benefit of the Beneficiaries.

            (ii) On the Issue Date, Company shall deliver, or cause the delivery of, the Initial Escrow Amount to Escrow Agent for deposit into the Escrow Account against Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount. The Escrow Agent shall purchase, or cause to be purchased, the Pledged Securities, with all or a portion of the Initial Escrow Amount. The Pledged Securities shall be held by the Escrow Agent and deposited into the Escrow Account for the exclusive benefit of the Beneficiaries. All payments of interest and principal on the Pledged Securities shall be deposited into the Escrow Account to be paid or disbursed in accordance with the terms hereof or, to the extent permitted by Section 2(d) hereof, reinvested in Cash Equivalents.

            (c) Escrow Agent Compensation. Company shall pay to Escrow Agent such compensation for services to be performed by it under this Agreement as Company and Escrow Agent may agree in writing from time to time. Escrow Agent shall be paid any compensation owed to it directly by Company and shall not disburse from the Escrow Account any such amounts nor shall Escrow Agent have any interest in the Escrow Account with respect to such amounts.

            Company shall reimburse Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. Escrow Agent shall be paid any such expenses owed to it directly by Company and shall not disburse from the Escrow Account any such amounts nor shall Escrow Agent have any interest in the Escrow Account with respect to such amounts.
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            (d) Investment of Funds in Escrow Account. Any funds on deposit in the Escrow Account which are not invested may be reinvested, at the Company's option, only upon the following terms and conditions:

            (i) Acceptable Investments. All funds deposited or held in the
      Escrow Account at any time shall be invested by Escrow Agent in Cash Equivalents in accordance with Company's written instructions from time to time to Escrow Agent; provided, however, that (1) Company shall only designate investment of funds in Cash Equivalents maturing in an amount sufficient to and/or generating interest income sufficient to, when added to the balance of funds held in the Escrow Account, provide for the payment of interest on the outstanding Securities on each Interest Payment Date beginning on and including February 15, 1998 and through and including the Interest Payment Date on August 15, 1999 and (2) any such written instruction shall specify the particular investment to be made, shall state that such investment is authorized to be made hereby and in particular satisfies the requirements of the preceding clause (1) of this proviso, shall contain the certification referred to in Section 2(d)(ii), if required, and shall be executed by an Officer of Company. Escrow Agent shall have no responsibility for determining whether funds held in the Escrow Account shall have been invested in such a manner so as to comply with the requirements of this clause (i). All Cash Equivalents shall be assigned to and held in the possession of, or, in the case of Cash Equivalents maintained in book entry form with the Federal Reserve Bank (i.e., TRADES), transferred to a book entry account in the name of Escrow Agent for the benefit of the Beneficiaries, with such guarantees as are customary, except that Cash Equivalents maintained in book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of Escrow Agent at the Federal Reserve Bank that includes only Cash Equivalents held by Escrow Agent for its customers and segregated by separate recordation in the books and records of Escrow Agent. Escrow
      Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with such written instructions. In the absence of instructions from Company that meet the requirements of this
      Section 2(d)(i), Escrow Agent shall have no obligation to invest funds held in the Escrow Account.
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            (ii) Security Interest in Investments. No investment of funds in the
      Escrow Account shall be made unless the Company has certified to Escrow Agent and Trustee that, upon such investment, Escrow Agent will have a first priority perfected security interest in the applicable investment.
      If a certificate as to a class of investments has been provided to Escrow Agent, a certificate need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy Escrow Agent may conclusively assume. On the date of this Agreement, and on each anniversary thereof (upon receipt of written notice from Escrow Agent), until the date upon which the balance of the Available Funds shall have been reduced to zero, each of Trustee and Escrow Agent shall receive an Opinion of Counsel to Company, dated each such date as applicable, which opinion shall meet the requirements of
      Section 314(b) of the United States Trust Indenture Act of 1939, as amended (the "TIA") and shall comply with Section 11.02 of the Indenture.

            (iii) Interest and Dividends. All interest earned and dividends paid on the Pledged Securities or any funds invested in Cash Equivalents shall be deposited in the Escrow Account as additional Collateral for the exclusive benefit of the Beneficiaries and, if not required to be disbursed in accordance with the terms hereof, subject to subsections 6(b)(iii), 6(e) and 6(f), shall be reinvested in accordance with the terms hereof at Company's written instruction unless a Default or Event of Default has occurred or Trustee has notified Escrow Agent that it should only take direction from Trustee or should no longer take direction from Company.

            (iv) Limitation on Escrow Agent's Responsibilities. Escrow Agent's sole responsibilities under this Section 2 shall be (A) to retain possession of certificated Cash Equivalents (except, however, that Escrow Agent may surrender possession to the issuer of any such Cash Equivalent for the purposes of effecting assignment, crediting interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of the Pledged Securities and any Cash Equivalents which are not certificated, (B) to follow Company's written instructions given in accordance with Section 2(d)(i), (C) to invest and reinvest funds pursuant to this Section 2(d) and (D) to use reasonable efforts to
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      reduce to cash such Cash Equivalents as may be required to fund any disbursement or payment in accordance with Section 3. In connection with clause (A) above, Escrow Agent will maintain continuous possession in the jurisdiction of its principal place of business of certificated Cash Equivalents and cash included in the Collateral and will cause the Pledged Securities and any uncertificated Cash Equivalents to be registered in the book-entry system of, and transferred to an account of Escrow Agent or a sub-agent of Escrow Agent at, any Federal Reserve Bank. Except as provided in Section 6, Escrow Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause (D) above and subject to the following sentence, Escrow Agent shall not be required to reduce to cash any Cash Equivalents to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an Officer of Company specifying the particular investment to liquidate. If no such written instructions are received, Escrow Agent may liquidate those Cash Equivalents having the lowest interest rate per annum or if none such exist, those having the nearest maturity.

            (e) Substitution of Escrow Agent. Escrow Agent may resign by giving no less than 15 Business Days prior written notice to Company and Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds, the Pledged Securities and any Cash Equivalents maintained by Escrow
Agent hereunder and copies of all books, records, plans and other documents in Escrow Agent's possession relating to such funds, the Pledged Securities or any Cash Equivalents or this Agreement to a successor escrow agent mutually approved by Company and Trustee (which approvals shall not be unreasonably withheld or delayed) and the taking of such other steps as may be necessary to give the successor escrow agent a first priority security interest in the Pledged Securities and (ii) Company, Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Securities and Trustee than this Agreement; and Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted
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such appointment within 20 Business Days after notice of resignation is given to
Company, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

            (f) Escrow Account Statement. At least 30 days prior to each Interest Payment Date, Escrow Agent shall deliver to Company and Trustee a statement setting forth with reasonable particularity the balance of funds then in the Escrow Account and the manner in which such funds are invested ("Escrow Account Statement"). The parties hereto irrevocably instruct Escrow Agent that on the first date upon which the balance in the Escrow Account (including the holdings of all Cash Equivalents) is reduced to zero, Escrow Agent shall deliver to Company and to Trustee a notice that the balance in the Escrow Account has been reduced to zero.

            3. Disbursements

            (a) Payment Notice and Disbursement Request; Disbursements. Up to five business days prior to an Interest Payment Date, Company may submit to Escrow Agent, with a copy to Trustee a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.

            Escrow Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3 (b). Provided such Payment Notice and Disbursement Request is not rejected by it, Escrow Agent, as soon as reasonably practicable on the Interest Payment Date, but in no event later than 12:00 Noon (New York City time) on the Interest Payment Date, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of Trustee for the benefit of the Beneficiaries. Escrow Agent shall notify Trustee as soon as reasonably possible (but not later than two (2) Business Days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3 (b)
(I), Company shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

            (b) Conditions Precedent to Disbursement. Escrow Agent's payment of any disbursement shall be made only if: (I) Company shall have submitted, in accordance with the provisions
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of Section 3(a), a completed Payment Notice and Disbursement Request to Escrow
Agent substantially in the form of Exhibit A with blanks appropriately filled in, and (II) Escrow Agent shall not have received any notice from Trustee that as a result of an Event of Default the indebtedness represented by the Securities has been accelerated and has become due and payable (in which event Escrow Agent shall apply all Available Funds as required by Section 6(b)(iii)).

            (c) Company Payments. If Company makes any interest payment or portion of an interest payment on the Securities from a source of funds other than the Escrow Account ("Company Funds"), Company may, after payment in full of such interest payment, direct Escrow Agent to release to Company or at the direction of Company an amount of funds from the Escrow Account less than or equal to the amount of Company Funds so expended. Upon receipt of a request from Company (including the certificate described in the following sentence), Escrow Agent will pay over to Company the requested amount. Concurrently with any release of funds to Company pursuant to this Section 3(c), Company will deliver to Escrow Agent a certificate signed by an authorized signatory of Company stating that such release has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Association of Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon Company or result in the creation or imposition of any Lien on any assets of Company.

            (d) If at any time the principal of and interest on the Collateral exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by Company and delivered to Escrow Agent and Trustee, to provide for payment in full of the interest on outstanding Securities on each Interest Payment Date beginning on and including February 15, 1998 and through and including the Interest Payment Date on August 15, 1999 (or, in the event one or more interest payments have been made thereon, an amount sufficient to provide for the payment in full of any and all interest payments on the Securities then remaining, up to and including the fourth scheduled interest payment), Company may direct Escrow Agent and Trustee to release any such overfunded amount to Company or to such other party as Company may direct. Upon receipt of written instructions executed by Company in the form of an Officers' Certificate, Trustee shall pay, or shall cause the payment, over to Company or Company's designee, as
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the case may be, any such overfunded amount.

            4. Escrow Agent.

            (a) Limitation of Escrow Agent's Liability; Responsibilities of Escrow Agent. Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (i) Escrow Agent does not represent, warrant or guaranty to the holders of the Securities from time to time the performance of Company; (ii) Escrow Agent shall have no responsibility to Company or the holders of the Securities or Trustee from time to time as a consequence of performance or non-performance by Escrow Agent hereunder, except for any bad faith, gross negligence or willful misconduct of Escrow Agent; (iii) Company shall remain solely responsible for all aspects of Company's business and conduct; and (iv) Escrow Agent is not obligated to supervise, inspect or inform Company or any third party of any matter referred to above. In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from Company or any entity acting on behalf of Company, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians or (iv) for an amount in excess of the value of the Escrow Account, valued as of the date of deposit.

            No implied covenants or obligations shall be inferred from this Agreement against Escrow Agent, nor shall Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds, the Pledged Securities or Cash Equivalents held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

            Escrow Agent shall be entitled to rely upon any judicial or administrative order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by Company or Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. Escrow Agent may act in reliance upon any instrument
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comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

            At any time Escrow Agent may request in writing an instruction in writing from Company (other than any disbursement pursuant to Section 6(b)(iii)), and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. Escrow Agent shall not be liable to Company for acting without Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least four Business Days after Company receives Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, Escrow Agent has not received the written instructions requested from Company.

            At the expense of Company, Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (ii) of the first paragraph of this Section 4(a)) shall not be liable for any action taken or omitted in accordance with such advice.

            Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

            In the event of any ambiguity in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds, securities or property, and Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to Escrow Agent, or Escrow
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Agent shall have received security or an indemnity satisfactory to Escrow Agent sufficient to save Escrow Agent harmless from and against any and all loss, liability or expense which Escrow Agent may incur by reason of its acting. Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of Company.

            No provision of this Agreement shall require Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

            Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

            5. Indemnity. Company shall indemnify, hold harmless and defend Trustee and Escrow Agent and their respective directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages, arising from Trustee's or Escrow Agent's performance or non-performance, or in connection with Escrow Agent's acceptance of appointment as Escrow Agent under this Agreement, except to the extent that such liability, expense or claim is solely and directly attributable to the bad faith, gross negligence or willful misconduct of any of the foregoing persons. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of Escrow Agent.

            6. Grant of Security Interest; Instructions to Escrow Agent.

            (a) Company hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to Escrow Agent for the ratable benefit of the Beneficiaries, all of Company's right, title and inter-
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est in the Escrow Account, and all property now or hereafter placed or deposited in, or delivered to Escrow Agent for placement or deposit in, the Escrow
Account, including, without limitation, the Pledged Securities, all funds held therein, all Cash Equivalents held by (or otherwise maintained in the name of) Escrow Agent pursuant to Section 2, and all proceeds thereof as well as all rights of Company under this Agreement (collectively, the "Collateral"), in order to secure all obligations and indebtedness of Company under the Indenture, the Securities and any other obligation, now or hereafter arising, of every kind and nature, owed by Company under the Indenture or the Securities to the holders of the Securities or to Trustee or any predecessor Trustee (the "Secured Obligations"). Escrow Agent hereby acknowledges Trustee's security interest and lien as set forth above. Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in the Collateral in favor of Trustee in order to secure all such obligations and indebtedness.

            (b) Company and Trustee hereby irrevocably instruct Escrow Agent to, and Escrow Agent shall:

            (i)(A) maintain sole dominion and control over the Pledged Securities, funds and any Cash Equivalents in the Escrow Account for the benefit of Trustee to the extent specifically required herein, (B) maintain, or cause its agent within the jurisdiction of its principal place of business to maintain, possession of all certificated Cash Equivalents purchased hereunder that are physically possessed by Escrow Agent in order for Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (Company hereby agreeing that in the event any certificated Cash Equivalents are in the possession of Company or a third party, Company shall use its best efforts to deliver all such certificates to Escrow Agent), (C) take all steps specified by Company pursuant to paragraph (a) of this Section 6 to cause Escrow Agent to enjoy a continuous perfected first priority security interest under any applicable Federal and State of New York law in all Cash Equivalents purchased hereunder that are not certificated and
(D) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against Escrow Agent of any nature now or hereafter existing in favor of anyone other than Trustee;

            (ii) promptly notify Trustee if Escrow Agent receives written notice that any Person other than Escrow Agent has a lien or security interest upon any portion of the Collateral;
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and

            (iii) in addition to disbursing amounts held in escrow pursuant to any Payment Notice and Disbursement Requests given to it pursuant to Section 3, upon receipt of written notice from Trustee of the acceleration of the maturity of the Securities, and direction from Trustee to disburse all Available Funds to Trustee, as promptly as practicable, disburse all funds held in the Escrow Account to Trustee and transfer title to all Cash Equivalents held by Escrow Agent hereunder to Trustee. In addition, upon an Event of Default (as defined in the Indenture) and for so long as such Event of Default continues, Trustee may, and Escrow Agent shall on behalf of Trustee when instructed by Trustee, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law, and Trustee may, and Escrow Agent shall on behalf of Trustee when instructed by Trustee, also upon obtaining possession of the Collateral as set forth herein, without notice to Company except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Trustee may deem commercially reasonable. Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Trustee shall not be obligated to make any sale regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            The lien and security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and Trustee and Escrow Agent shall have no security interest in, any funds disbursed by Escrow Agent whether for payment of interest or to Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. Notwithstanding any other provision contained in this Agreement, Escrow Agent shall act solely as Trustee's agent in connection with its duties under this Section 6 or any other duties herein relating to the Escrow Account or the

Pledged Securities or any funds or Cash Equivalents held thereunder. Escrow Agent shall not have any right to receive compensation from Trustee and shall have no authority to obligate Trustee or to compromise or pledge its security interest hereunder. Accordingly, Escrow Agent is hereby directed to cooperate with Trustee in the exercise of its rights in the Collateral provided for herein.

            (c) Any money and Cash Equivalents collected by Trustee pursuant to
Section 6(b)(iii) shall be applied as provided in Section 4.21 of the Indenture. Any surplus of such cash or cash proceeds held by Trustee and remaining after indefeasible payment in full of all the obligations under the Indenture (the "Escrow Funds") shall be paid over to Company upon Company request or as a court of competent jurisdiction may direct.

            (d) Company will execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, deliver any instruments to Trustee and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement. Company also hereby authorizes Trustee to file any financing or continuation statements with respect to the Collateral without the signature of Company (to the extent permitted by applicable law). Company will pay all reasonable costs incurred in connection with any of the foregoing. It being understood that Trustee has no duty to determine whether to file or record any document or instrument relating to Collateral.

            (e) Company hereby appoints Trustee as its attorney-in-fact with full power of substitution to do any act which Company is obligated hereto to do, and Trustee may, but shall not be obligated to, exercise such rights as Company might exercise with respect to the Collateral and take any action in Company's name to protect Trustee's security interest hereunder.

            (f) If at any time Escrow Agent shall receive an "entitlement order" (within the meaning of Section 8-102(a)(8) of the Revised UCC) issued by Trustee and relating to the Escrow Account, Escrow Agent shall comply with such entitlement order without further consent by Company or any other person.

            7. Termination. This Agreement and the security interest in the Collateral evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the payment in full in cash of all interest (including any Additional Interest and any Additional Amounts) due through the Interest Payment Date occurring on August 15, 1999 and the Collateral shall promptly be paid over and transferred to the Company; provided, however, that the obligations of Company under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement and the resignation of Escrow Agent. At such time, Escrow Agent shall, pursuant to a certificate of an officer of Company, reassign and redeliver to the Company all of the Collateral hereunder that has not been sold, disposed of, retained or applied by Escrow Agent in accordance with the terms of this Agreement and the Indenture. Such reassignment and delivery shall be without warranty by or recourse to Escrow Agent in its capacity as such, except as to the absence of any liens on the Collateral created by or arising through Escrow Agent, and shall be at the sole expense of Company.

            8. Representations and Warranties.

            Company hereby represents and warrants that:

            (a) The execution, delivery and performance by Company of this Agreement are within Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of Association of Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon Company or result in the creation or imposition of any Lien on any assets of Company, except for the security interests granted under this Agreement.

            (b) Company is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interest, granted under this Agreement). No financing statement covering the Collateral is on file in any public office other than the financing statements, if any, filed pursuant to this Agreement.

            (c) This Agreement has been duly executed and delivered by Company and assuming the due authorization and valid execution and delivery of this Agreement by

      Trustee and Escrow Agent and enforceability of this Agreement against Escrow Agent and Trustee in accordance with its terms, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by
      (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally,
      (ii) general principles of equity and commercial reasonableness or, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Sections 15(j) and 15(o).

            (d) Upon the delivery to Escrow Agent of the certificates or instruments, if any, representing the Collateral and the filing of financing statements, if any, required by the Uniform Commercial Code (the "UCC"), and the transfer and pledge to Escrow Agent of the Collateral and the acquisition by Escrow Agent of a security entitlement thereto in accordance with Section 6 the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Secured Obligations for the benefit of the Beneficiaries, enforceable as such against all creditors of the Company and any persons purporting to purchase any of the Collateral from Company other than as permitted by the Indenture.

            (e) No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Company (except for any filings necessary to perfect Liens on the Collateral) or (ii) for the exercise by Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except, in each case, as may be required in connection with such disposition by laws affecting the offering and sale of securities.

            (f) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Company, threatened by or against Company with respect to this Agreement or any of the transactions contemplated hereby.

            (g) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

            9. Covenants.

            Company covenants and agrees with the Beneficiaries from and after the date of this Agreement until the earlier of payment in full in cash of (A) all interest due through the Interest Payment Date occurring on August 15, 1999 or (B) all obligations due and owing under the Indenture and the Securities in the event such obligations become due and payable prior to the payment of the first four scheduled interest payments on the Securities:

            (a) Company agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Agreement) and at all times will be the sole beneficial owner of the Collateral.

            (b) Company agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit Trustee's rights or remedies hereunder, including, without limitation, Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with regard to the Collateral.

            10. Power of Attorney.

            In addition to all of the powers granted to Trustee pursuant to
Article 7 of the Indenture, Company hereby appoints and constitutes Trustee as Company's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof;
(iii) giving of any notices or recording of any Liens under Section 6; (iv) making of any payments or taking any acts under Section 11; and (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Trustee in its sole discretion, and such payments made by Trustee to become the obligations of Company to Trustee, due and payable immediately upon demand. Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of Company, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign Company's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by Trustee to preserve, protect or perfect this security interest in the Collateral and to file the same, prepare, file and sign Company's name on any notice of Lien, to take any other actions arising from or incident to the powers granted to Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by Company.

            11. Trustee May Perform.

            If Company fails to perform any agreement contained herein, Trustee may itself perform, but shall not be obligated to, or cause performance of, such agreement, and the reasonable expenses of Trustee incurred in connection therewith shall be payable by Company under Section 13 hereof.

            12. No Assumption of Duties; Reasonable Care.

            The rights and powers granted to Trustee hereunder are being granted in order to preserve and protect Trustee's and the Holders' of Securities security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Trustee in connection therewith other than those imposed under applicable law. Except as provided by applicable law or by the Indenture, Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Trustee accords similar property in similar situations, it being understood that Trustee shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Trustee has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral; provided, however, that nothing contained in this Agreement shall relieve Trustee of any responsibilities as a securities intermediary under applicable law.

            13. Expenses.

            Company will upon demand pay to Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by Trustee that Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Beneficiaries hereunder, or (iv) the failure by Company to perform or observe any of the provisions hereof.

            14. Security Interest Absolute.

            All rights of the Beneficiaries and security interests hereunder, and all obligations of Company hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

            (c) any exchange, surrender, release or nonperfection of any Liens on any other collateral for all or any of the Secured Obligations; or

            (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, Company in respect of the Secured Obligations or of this Agreement.

            15. Miscellaneous.

            (a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

            (b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

            (c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

            (d) Benefit. The parties hereto and their successors and permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the Beneficiaries (including holders of the Securities) and their assigns shall be entitled to the benefits hereof and to enforce this Agreement.

            (e) Time. Time is of the essence with respect to each provision of this Agreement.

            (f) Entire Agreement; Amendments. This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Company from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and none of Escrow Agent, Trustee or any Holder of Securities shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any De-fault or Event of Default or in any breach of any of the terms and conditions hereof. Failure of Escrow Agent, Trustee or any Holder of Securities to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent, Trustee or any Holder of Securities of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Escrow Agent, Trustee or such Holder of Securities would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            (g) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received, including: (a) on the day of hand delivery; (b) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; or (d) one business day following the day timely delivered to a next-day air courier addressed as set forth below:

            To Escrow Agent:

            The Bank of New York
            101 Barclay Street
            New York, New York 10286

            Attention:  Corporate Trust Department
            Telecopy:   (212) 815-5915
            Telephone:  (212) 815-4701

            To Trustee:

            The Bank of New York
            101 Barclay Street
            New York, New York 10286

            Attention: Corporate Trust Department

            Telecopy:  (212) 815-5915
            Telephone: (212) 815-4701

            To Company:

            Hermes Europe Railtel B.V.
            Terhulpsesteenweg 6A,
            1560 Hoeilaart,
            Belgium

            Attention:  Chief Financial Officer

            Telecopy:   322-658-5100
            Telephone:  322-658-5200

            with a copy to:

            Global Telesystems Group, Inc.
            1751 Pinnacle Drive
            North Tower 12th Floor
            McLean, Virginia 22102

            Attention:  Chief Financial Officer

            Telecopy:   (703) 847-0663
            Telephone:  (703) 918-4500

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

            (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (i) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

            (j) GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

            (i) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR

INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN COMPANY, ESCROW AGENT, TRUSTEE AND THE HOLDERS OF SECURITIES IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

            (ii) COMPANY AGREES THAT TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF SECURITIES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER COMPANY OR ITS PROPERTY, AS THE CASE MAY
BE) TO ENABLE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF TRUSTEE. COMPANY AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

            (iii) COMPANY, ESCROW AGENT AND TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

            (iv) COMPANY AGREES THAT NONE OF ESCROW AGENT, TRUSTEE OR ANY HOLDER OF SECURITIES SHALL HAVE ANY LIABILITY TO COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON ESCROW AGENT, TRUSTEE OR SUCH HOLDER OF SECURITIES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF ESCROW AGENT,

TRUSTEE OR SUCH HOLDER OF SECURITIES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, COMPANY WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF SECURITIES OF ITS RIGHTS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ESCROW AGENT, TRUSTEE OR ANY HOLDER OF SECURITIES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF ESCROW AGENT, TRUSTEE OR ANY HOLDER OF SECURITIES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN COMPANY ON THE ONE HAND AND ESCROW AGENT, TRUSTEE AND/OR THE HOLDERS OF SECURITIES ON THE OTHER HAND.

            (k) No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of Company or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

            (1) Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            (m) Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

            (n) Survival of Provisions. All representations, warranties and covenants of Company contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

            (o Waivers. Company waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

            (p) Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instruments, designated and appointed CT Corporation System, 1633 Broadway, New York, NY 10019 ("CT Corporation System") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the Borough of Manhattan, City of New York, State of New York or brought under federal or state securities laws, and represent and warrant that CT Corporation System has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit or proceeding and (iii) agree that service of process upon CT Corporation System and written notice of said service to the Company in accordance with the provisions of this Agreement shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect for as long as any of the Securities remain outstanding (subject to the limitation set forth in clause (i)); provided, however, that the Company may, and to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein shall, by written notice to the Escrow Agent and the Trustee, designate such additional or alternative agent for service of process that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York, and (ii) is either (x) United States counsel for the Company or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

            To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which the Company owns or leases property or assets, (ii) the United States or the State of New York or (iii) the Netherlands or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or the Escrow Account or actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

            (q) Judgment Currency. The Company hereby agrees to indemnify each of the Escrow Agent and the Trustee, their directors, their officers and each person, if any, who controls the Escrow Agent or the Trustee, as the case may be, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against the Company for any U.S. dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.


                            [Signature Page Follows]

            IN WITNESS WHEREOF. the parties have executed and delivered this Escrow Agreement as of the day first above written.

                                          THE BANK OF NEW YORK,
                                            as Escrow Agent



                                          By: /s/ Ming J. Shiang
                                              ----------------------------------
                                              Name:   Ming J. Shiang
                                              Title:  Assistant Vice President


                                          THE BANK OF NEW YORK,
                                          as Trustee



                                          By: /s/ Ming J. Shiang
                                              ----------------------------------
                                              Name:   Ming J. Shiang
                                              Title:  Assistant Vice President


                                          HERMES EUROPE RAILTEL B.V.



                                          By: /s/ Peter Magnus
                                              ----------------------------------
                                          Name:  Peter Magnus
                                          Title: Attorney-in-Fact

                                    EXHIBIT A

                 Form of Payment Notice and Disbursement Request

                             [Letterhead of Company)

                                     [Date]


The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Department

            Re:   Disbursement Request No. ____
                  [indicate whether revised]

Ladies and Gentlemen:

            We refer to the Escrow Agreement, dated as of August 19, 1997 (the "Escrow Agreement") among you (the "Escrow Agent"), the undersigned as Trustee, and HERMES EUROPE RAILTEL B.V., a company organized under the laws of the Netherlands ("Company"). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

            This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

            [choose one of the following, as applicable]

            [The undersigned hereby notifies you that a scheduled interest payment in the amount of $__________ is due and payable on _____________, ____ and requests a disbursement of funds contained in the Escrow Account in such amount to Trustee.]

            [The undersigned hereby notifies you and certifies you that the release $___________ of funds in the Escrow Account to Company (to an account designated by Company in writing), is currently permitted to be released in accordance with Section 3(c) of the Escrow Agreement and such amount shall be so remitted to Company.]

            [The undersigned hereby notifies you that the Escrow Agreement has been terminated in accordance with Section 7 thereof and requests that you release the Escrow Account to Company.]

            [The undersigned hereby notifies you that there has been an acceleration of the maturity of the Securities. Accordingly, you are hereby requested to disburse all remaining funds contained in the Escrow Account to Trustee such that the balance in the Escrow Account is reduced to zero.]

            In connection with the requested disbursement, the undersigned hereby notifies you that:

            1. [The Securities have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.]

            2. All prior disbursements from the Escrow Account have been Applied.

            3. [add wire instructions]

            Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE I

                               PLEDGED SECURITIES

                                                                         Actual Par      Interest Due on
                                                                         Amount at       First 4 Interest   Excess
Security        Maturity      Cusip    Yield     Price        Cost       Maturity        Payment Dates      Cash Flow
--------        --------      -----    -----     -----        ----       --------        -------------      ---------
US Strip P      2/15/98     912820AM9  5.44%    97.408%  $14,512,817.92  $14,899,000     $14,898,888.89     $ 111.11

US Strip P      8/15/98     912820AP2  5.51%    94.766%  $14,440,443.08  $15,238,000     $15,237,500.00     $ 500.00

US Strip C      2/15/99     912833BZ2  5.58%    92.131%  $14,038,921.78  $15,238,000     $15,237,500.00     $ 500.00

US Strip P      8/15/99     912820AT4  5.66%    89.492%  $13,636,790.96  $15,238,000     $15,237,500.00     $ 500.00
                                                         --------------

                               Total Purchase Price:     $56,628,973.74
                                                         ==============